M.A. CABRERA & COMPANY P.A.


                   Certified Public Accountants & Consultants
                        2 S. University Drive, Suite 330
                            Plantation, FL 33324-3307
                            954/476-2008 800/226-1660
                                Fax 954/475-0809


June 11, 1998

Office of the Chief Accountant - SECPS letter file Mail Stop 9-5 Securities and Exchange Commission 450 5th Street NW Washington, DC 20549

Gentlemen:

We have read and agree with the comments in Item 4 and Form 8-K of Algorhythm Technologies Corporation dated June 11, 1998.


s/ M.A. Cabrera & Company P.A.

Plantation, FL
June 11, 1998